EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of T. Rowe Price Group, Inc., a Maryland corporation, constitute and appoint James A.C. Kennedy, Kenneth V. Moreland, Jessica M. Hiebler and Barbara A. Van Horn, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned in their respective names as directors and officers of T. Rowe Price Group, Inc., its Registration Statement on Form S-8, any amendment (including post-effective amendments) or supplement thereto, relating to the offer and sale of common stock of T. Rowe Price Group, Inc. pursuant to the 2004 Stock Incentive Plan, its Post-Effective Amendments No. 1 to Form S-8 for the 2001 Stock Incentive Plan, its Post-Effective Amendment No. 4 to Form S-8 for the 1996 Stock Incentive Plan, its Post-Effective Amendment No. 4 to Form S-8 for the 1993 Stock Incentive Plan, and its Post-Effective Amendment No. 3 to Form S-8 for the 1990 Stock Incentive Plan, and any subsequent post-effective amendments to the registration statements on Form S-8 for the 2001 Stock Incentive Plan, 1996 Stock Incentive Plan, 1993 Stock Incentive Plan, and 1990 Stock Incentive Plan, to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ James A.C. Kennedy	Chief Executive Officer and President	June 3, 2010

James A.C. Kennedy	(Principal Executive Officer)

/s/ Kenneth V. Moreland	Vice President and Chief Financial Officer	June 3, 2010

Kenneth V. Moreland	(Principal Financial Officer)

/s/ Jessica M. Hiebler	Vice President	June 3, 2010

Jessica M. Hiebler	(Principal Accounting Officer)

/s/ Edward C. Bernard	Director	June 3, 2010

Edward C. Bernard

/s/ James T. Brady	Director	June 3, 2010

James T. Brady

/s/ J. Alfred Broaddus, Jr.	Director	June 3, 2010

J. Alfred Broaddus, Jr.

/s/ Donald B. Hebb, Jr.	Director	June 3, 2010

Donald B. Hebb, Jr.

/s/ Brian C. Rogers	Director	June 3, 2010

Brian C. Rogers

/s/ Dr. Alfred Sommer	Director	June 3, 2010

Dr. Alfred Sommer

/s/ Dwight S. Taylor	Director	June 3, 2010

Dwight S. Taylor

/s/ Anne Marie Whittemore	Director	June 3, 2010

Anne Marie Whittemore